SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 29, 2005

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)     (Zip Code)

Registrant’s telephone number, including area code:   (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On September 29, 2005, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”), and The Realty Associates fund VI, L.P. (“RA”) entered into a First Amendment to Lease (the “Amendment”), amending the Lease dated as of January 2004 between Cubist and RA’s predecessor-in-interest, California State Teachers’ Retirement System, pursuant to which Cubist leases space in the building known as 45-55 Hayden Avenue, Lexington, Massachusetts (the “Building”).  The Amendment increases the space that Cubist will lease in the Building from 15,475 rentable square feet to 46,928 rentable square feet, sets a new rental rate per square foot for both the existing space and the new space ranging from $23.00 to $30.25 per square foot over the term of the amended Lease, adjusts the termination date of the Lease from July 31, 2009 to April 30, 2016 for both the existing space and the new space, provides Cubist with two five-year options to extend the Lease, and grants Cubist a right of first offer for additional space in the Building.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ David W. J. McGirr
David W. J. McGirr
Senior Vice President and
Chief Financial Officer

Dated: October 5, 2005